EXHIBIT 3A


                         AMENDMENT NO. 3 AND FORBEARANCE



                                IN RESPECT OF THE



                          SECURITIES EXCHANGE AGREEMENT

                                      AMONG

                                   CORAM, INC.

                          CORAM HEALTHCARE CORPORATION

                                       AND

                             CERBERUS PARTNERS, L.P.

                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                          FOOTHILL CAPITAL CORPORATION

                                 AS NOTEHOLDERS





                            DATED: NOVEMBER 15, 1999

         Amendment No. 3 and Forbearance (this "Agreement"), dated as of November 15, 1999, in respect of the Securities Exchange Agreement dated as of May 6, 1998, as heretofore amended (said Securities Exchange Agreement, as so amended, being the "Securities Exchange Agreement", and the terms defined therein being used herein as therein defined unless otherwise defined herein) among CORAM, INC., a Delaware corporation (the "Company"), CORAM HEALTHCARE CORPORATION, a Delaware corporation ("Holdings"), CERBERUS PARTNERS, L.P. ("Cerberus"), GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP") and FOOTHILL CAPITAL CORPORATION ("Foothill") (each a "Noteholder" and, together with any other holders from time to time of interests in the Series A Notes or Series B Notes, collectively, the "Noteholders).

                              W I T N E S S E T H :

         WHEREAS, the Original Noteholders, the Company and Holdings entered into the Securities Exchange Agreement, pursuant to which the Original Noteholders received, among other things, Series A Notes and Series B Notes, as the case may be, in exchange for the Original Noteholders' interests in the Subordinated Rollover Notes and the Warrants; and

         WHEREAS, as of the date hereof, the Original Noteholders own in the aggregate 100% of the outstanding principal amount of the Series A Notes and Series B Notes; and

         WHEREAS, the Company and Holdings have requested and the Noteholders have agreed (i) to reduce the interest rate applicable to the Series A and the Series B Notes to zero for a period of six months from November 15, 1999 to the earlier of (A) May 15, 2000 and (B) the Aetna Settlement Date and (ii) to forbear from exercising certain rights and remedies available to the Noteholders following a Specified Event of Default (as hereinafter defined); and

         WHEREAS, the Company, Holdings and the Noteholders have agreed to amend the Securities Exchange Agreement and to enter into this Agreement upon the terms and subject to the conditions contained herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Amendments to the Securities Exchange Agreement. Upon the satisfaction of the conditions in Section 4 of this Agreement relating to the effectiveness of Section 1, the Securities Exchange Agreement is hereby amended as follows:

         (a) Section 1 is hereby amended by adding the definitions of "Aetna Settlement Date", "Applicable Series B Rate", "Interest Restart Date" and "Net Cash Proceeds" as follows:

               "Aetna Settlement Date" shall mean the date of any final settlement of all claims in the litigation between Aetna U.S. Healthcare Inc. and its affiliates and Coram Healthcare Corporation and the other Coram parties.

               "Applicable Series B Rate" shall mean (i) from the Effective Date to November 15, 1999, 8.00% per annum, (ii) from November 15, 1999 to the Interest Restart Date, 0.00% per annum and (iii) thereafter, 8.00% per annum.

               "Interest Restart Date" shall mean the earlier of (i) May 15, 2000 and (ii) the Aetna Settlement Date.

         (b) The definition of "Applicable Series A Rate" set forth in Section 1 of the Securities Exchange Agreement is hereby deleted in its entirety and replaced with the following:

               "Applicable Series A Rate" shall mean (i) from the Effective Date to the Amendment Date, 9-7/8% per annum, (ii) from the Amendment Date to November 15, 1999, 11-1/2% per annum, (iii) from November 15, 1999 to the Interest Restart Date, 0.00% per annum, and (iv) thereafter, 11-1/2% per annum.

         (c) Section 2.5(b) of the Securities Exchange Agreement is hereby deleted in its entirety and replaced with the following:

               (b) The Company will pay interest, accruing from and after the Effective Date, on the Series B Notes to each Noteholder quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing July 15, 1998 (each an "Interest Payment Date") at the Applicable Series B Rate.

         SECTION 2. Representations and Warranties of the Company and Holdings. Each of the Company and Holdings hereby represents and warrants as to itself and the Coram Parties that (a) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of such Coram Party and this Agreement and the Securities Exchange Agreement amended hereby each constitutes a legal, valid and binding obligation of such Coram Party, enforceable against it in accordance with its terms, (b) no event has occurred and is continuing on the date hereof that constitutes a Default or Event of Default or would constitute a Default or Event of Default after giving effect to this Agreement, and (c) the representations and warranties of Holdings and the Company contained in Section 4 of the Securities Exchange Agreement are true and correct both before and after giving effect to this Agreement, except to the extent such representations and warranties are stated to be true only as of a particular date, in which case such representations and warranties were correct on and as of such date.


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

         SECTION 3. Representations and Warranties of the Noteholders. Each of the Noteholders hereby represents and warrants as to itself that the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate or partnership action on the part of such Noteholder.

         SECTION 4. Forbearance. Each of the Noteholders hereby agrees that, with effect from the date hereof until May 15, 2000 (the "Forbearance Termination Date") (such period being the "Forbearance Period"), it will not exercise any of the rights or remedies available to it (whether now existing or hereafter arising) following the occurrence and during the continuance of a Specified Event of Default (as hereinafter defined). For the purposes of this
Section 4, "Specified Event of Default" shall mean an Event of Default under
Section 8.1(f)(ii) of the Securities Exchange Agreement which results solely from the failure by Holdings and its Consolidated Subsidiaries to comply with the financial covenants set forth in Section 7.12 of the Senior Loan Agreement for the periods ended September 30, 1999 and December 31, 1999. Subject to this
Section 4, the Noteholders may exercise any right or remedy available to them pursuant to the Note Documents or by applicable law or in equity during the Forbearance Period, including, without limitation, as a result of a Default or Event of Default other than the Specified Event of Default, and nothing herein shall restrict, inhibit or prohibit the Noteholders from exercising any such right or remedy or from the prosecution or continued prosecution of any action or proceeding in furtherance of the foregoing.

         SECTION 5. Conditions to Effectiveness. The amendments in Section 1 of this Agreement and the forbearance in Section 4 of this Agreement shall become effective on the date when (a) counterparts hereof shall have been executed by each of the Noteholders, Holdings and the Company and (b) Holdings and each Subsidiary Guarantor listed on Annex A shall have executed a consent and confirmation of guaranty in the form attached hereto as Exhibit A.

         SECTION 6. Effect on the Securities Exchange Agreement. Except as amended hereby, the Securities Exchange Agreement and the other Note Documents shall remain in full force and effect. Except as set forth herein, nothing in this Agreement shall be deemed to (i) constitute a forbearance or waiver of compliance by any of the Coram Parties of any term, provision or condition of the Securities Exchange Agreement or any other instrument or agreement referred to therein or under the Note Documents or (ii) prejudice any right or remedy that any Noteholder may now have or may have in the future under or in connection with the Securities Exchange Agreement or any other Note Document.

         SECTION 7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together constitute one and the same agreement.

         SECTION 8. Governing Law. The validity, interpretation and enforcement of this Agreement shall be governed by, and construed in accordance with,


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

the laws of the State of New York, without regard to the conflict of laws principles thereof.

         SECTION 9. Headings. Section headings in this Agreement are included herein for the convenience of reference only and shall not constitute part of this Agreement for any other purpose.

         SECTION 10. References. References herein and in the other Note Documents to the "Securities Exchange Agreement", "this Agreement", "hereunder", "hereof", or words of like import referring to the Securities Exchange Agreement, shall mean and be a reference to the Securities Exchange Agreement as amended hereby.



                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                                            CORAM, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            CORAM HEALTHCARE CORPORATION


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            CERBERUS PARTNERS, L.P.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            GOLDMAN SACHS CREDIT PARTNERS L.P.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            FOOTHILL CAPITAL CORPORATION


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


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


                                                                       EXHIBIT A



                                     CONSENT

                          Dated as of November 15,1999

         Each of the undersigned, in its capacity as a Guarantor under the Securities Exchange Agreement referred to in the foregoing Agreement, hereby consents to the said Agreement and hereby confirms and agrees that its guaranty of the Guaranteed Obligations (as such term is defined in the Guarantee Agreements) is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the said Agreement, each reference in each Guarantee Agreement to "this Agreement", "hereunder", "thereunder", "thereof" or words of like import shall mean and be a reference to the Securities Exchange Agreement as amended by said Agreement.

         This Consent may be executed in any number of counterparts each of which, when executed and delivered, shall constitute an original, but all executed counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Consent by telecopier shall be effective as delivery of a manually executed counterpart of this Consent.


                                            CORAM HEALTHCARE CORPORATION



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            FOR EACH OF THE SUBSIDIARY
                                            GUARANTORS LISTED ON ANNEX A
                                            HERETO



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            c/o Coram Healthcare Corporation
                                            1125 Seventeenth Street, Suite 1500
                                            Denver, CO 80202

                                                                         ANNEX A



                                  Subsidiaries


         Coram International Holdings Ltd.
         Coram Healthcare Limited

         Coram Physician Services, Inc.
                  Fairfax Hematology Oncology Associates, Inc.
         Healthinfusion, Inc.
         H.M.S.S., Inc.
                  Coram Homecare of Texas, Inc.
                  Infusion Affiliates of Dallas, Inc.
         Medisys, Inc.
                  Coram Homecare of Illinois, Inc.
         T2 Medical, Inc.
                  Columbia Home Therapeutics, Inc.
                  Coram Healthcare Corporation of Alabama
                  Coram Healthcare Corporation of Colorado
                  Coram Healthcare Corporation of Connecticut
                  Coram Healthcare Corporation of Delaware
                  Coram Healthcare Corporation of Florida
                  Coram Healthcare Corporation of Greater D.C.
                  Coram Healthcare Corporation of Greater New York Coram Healthcare Corporation of Illinois
                  Coram Healthcare Corporation of Indiana
                  Coram Healthcare Corporation of Iowa
                  Coram Healthcare Corporation of Kansas
                  Coram Healthcare Corporation of Kentucky
                  Coram Healthcare Corporation of Louisiana
                  Coram Healthcare Corporation of Michigan
                  Coram Healthcare Corporation of Minnesota
                  Coram Healthcare Corporation of Missouri
                  Coram Healthcare Corporation of Mississippi
                  Coram Healthcare Corporation of Nebraska
                  Coram Healthcare Corporation of Nevada
                  Coram Healthcare Corporation of New Hampshire
                  Coram Healthcare Corporation of New Jersey
                  Coram Healthcare Corporation of New Mexico
                  Coram Healthcare Corporation of North Carolina Coram Healthcare Corporation of Northern California Coram Healthcare Corporation of Ohio
                  Coram Healthcare Corporation of Oklahoma

                  Coram Healthcare Corporation of Oregon
                  Coram Healthcare Corporation of Pennsylvania
                  Coram Healthcare Corporation of Rhode Island
                  Coram Healthcare Corporation of South Carolina
                  Coram Healthcare Corporation of Southern California Coram Healthcare Corporation of Southern Florida
                  Coram Healthcare Corporation of Tennessee
                  Coram Healthcare Corporation of Texas
                  Coram Healthcare Corporation of Virginia
                  Coram Healthcare Corporation of Washington
                  Coram Healthcare Corporation of West Virginia
                  Coram Healthcare Corporation of Wisconsin
                  Coram Homecare of Arizona, Inc.
                  Coram Homecare of Kansas, Inc.
                  Coram Homecare of Michigan, Inc.
                  Coram Homecare of Minnesota, Inc.
                  Coram Homecare of Nebraska, Inc.
                  Coram Homecare of Northern California, Inc.
                  Coram Homecare of Ohio, Inc.
                  Coram Homecare of South Carolina, Inc.
                  Coram Homecare of South Carolina, L.L.C.
                  Coram Homecare of Virginia, Inc.
                  Coram Homecare of Wisconsin, Inc.
                  Coram Management of Hawaii, Inc.
                  Coram Service Corporation
                  Curaflex Health Services, Inc.
                           Caremark Pharmacy Services, Inc.
                           Comprehensive Pharmacy Home IV Services, Inc. Coram Alternative Site Services, Inc.
                           Coram Healthcare Corporation of Massachusetts
                                    Clinical Homecare Corporation
                           Coram Healthcare Corporation of New York
                           Coram Healthcare Corporation of North Texas
                           Coram Healthcare Corporation of Utah
                           Coram Healthcare of Wyoming, L.L.C.
                           Stratogen of Rhode Island, Inc.
                  Dallas Home Therapeutics, Inc.
                  Extendacare Health Systems, Inc.
                  Intracare Holdings Corporation


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